                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      CENTEX CONSTRUCTION PRODUCTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                       CENTEX CONSTRUCTION PRODUCTS, INC.
                        3710 RAWLINS, SUITE 1600, LB 78
                              DALLAS, TEXAS 75219


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JULY 15, 1999



To The Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Centex Construction Products, Inc., a Delaware corporation (the "Corporation"), will be held in the Red Oak Room of the Sheraton Suites Hotel, 2101 Stemmons Freeway, in the City of Dallas, Texas, on Thursday, July 15, 1999, at 10:00 a.m. (C.D.T.) for the following purposes:

     1. To elect five directors, each to hold office until the next annual meeting of stockholders or until his successor shall have been elected and qualified.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors of the Corporation has fixed the close of business on June 8, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the meeting. The transfer books will not be closed.

     You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting in person, you are urged to sign, date and mail promptly the accompanying form of Corporation proxy, so that your Corporation shares may be represented and voted at the meeting. Your Corporation proxy will be returned to you if you should be present at the meeting and request such return.



                                     By Order of the Board of Directors

                                             RAYMOND G. SMERGE
                                                 Secretary


Dallas, Texas
June 18, 1999

                       CENTEX CONSTRUCTION PRODUCTS, INC.

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 15, 1999


                                  INTRODUCTION


     The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the Board of Directors of Centex Construction Products, Inc., a Delaware corporation (the "Corporation"), for use at the Annual Meeting of Stockholders of the Corporation to be held on July 15, 1999, and at any adjournment thereof. The mailing address of the executive offices of the Corporation is 3710 Rawlins, Suite 1600, LB 78, Dallas, Texas 75219. The approximate date on which this proxy statement and accompanying proxy were first sent to stockholders is June 22, 1999.

PURPOSES OF THE MEETING

    At the meeting, action will be taken upon the following matters:

        (1) Election of five directors, each to hold office until the next annual meeting of stockholders or until his successor shall have been elected and qualified.

        (2) Such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors of the Corporation (the "Board" or "Board of Directors") does not know of any matters that may be acted upon at the meeting other than the matter set forth in item (1) above.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE FOR ELECTION OF THE FIVE NOMINEES FOR DIRECTOR OF THE CORPORATION NAMED IN THE ACCOMPANYING CORPORATION PROXY.

                             RECORD DATE AND VOTING

    The record date for the determination of stockholders entitled to notice of and to vote at the meeting is the close of business on June 8, 1999. On the record date, the issued and outstanding capital stock of the Corporation entitled to vote at the meeting consisted of 19,454,308 shares of the Corporation's common stock of $0.01 par value per share ("Corporation Common Stock").

    The holders of Corporation Common Stock will be entitled to one vote per share upon the election of directors, and each other matter that may be properly brought before the meeting or any adjournment thereof. Neither the Certificate of Incorporation nor the Bylaws of the Corporation provide for cumulative voting rights. The presence at the meeting, in person or by proxy, of a majority of the outstanding shares of Corporation Common Stock is necessary to constitute a quorum; abstentions and, by definition, broker non-votes will be counted as present for the purpose of establishing a quorum.

     Shares represented by valid proxies will be voted at the meeting in accordance with the directions given. If the proxy card is signed and returned without any direction given, the shares will be voted for election of the five nominees for director named in the proxy. The Board of Directors does not intend to present, and has no information that others will present, any business at the annual meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders of the Corporation. However, if other matters requiring the vote of stockholders come before the meeting, it is the intention of the persons named in the accompanying form of the Corporation proxy to vote the proxies held by them in accordance with their best judgment in such matters. Any stockholder of the Corporation has the unconditional right to revoke his, her or its Corporation proxy at any time prior to the voting thereof by submitting a later-dated proxy, by attending the meeting and voting in person, or by written notice to the Corporation addressed to Raymond G. Smerge, Secretary, Centex Construction Products, Inc., 3710 Rawlins, Suite 1600, LB 78, Dallas, Texas 75219; however, no such revocation shall be effective until received by the Corporation at or prior to the meeting.

     The cost of solicitation of proxies for the meeting will be borne by the Corporation. Solicitation may be made by mail, personal interview, telephone and/or telegraph or other electronic transmission by officers and other employees of the Corporation, who will receive no additional compensation therefor. To aid in the solicitation of proxies, the Corporation has retained the firm of ChaseMellon Shareholder Services, L.L.C., which will receive a fee of approximately $4,500 plus out-of-pocket expenses. The Corporation will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners.

ITEM 1.     ELECTION OF DIRECTORS

     In accordance with the Bylaws of the Corporation, the Board of Directors has established the number of directors to be elected at the meeting at five, which shall constitute the entire Board of Directors. Unless contrary instructions are indicated on the proxy, it is intended that the shares represented by the accompanying Corporation proxy will be voted for the election of the five nominees for director named below or, if any such nominees should become unavailable, which is not anticipated, for such substitute nominee as the Board of Directors shall designate. Each director will hold office until the next annual election of directors or until his successor shall have been elected and qualified, subject to removal by the vote of the holders of not less than two-thirds of the outstanding shares of Corporation Common Stock. A plurality of votes cast at the annual meeting, in person or by proxy, is required to elect each nominee. The Board recommends that stockholders vote FOR the election of such nominees.

     The five persons named below are the Board's nominees for election as directors at the meeting. As a result of his planned retirement following the 1999 Annual Meeting of Stockholders, O.G. (Greg) Dagnan has elected not to stand for election as director at the Annual Meeting, and will resign as Chairman of the Board and Chief Executive Officer. The Board of Directors has designated Richard D. Jones, Jr., the current President and Chief Operating Officer of the Corporation, to succeed Mr. Dagnan, and is nominating Mr. Jones for election to the Board of Directors. Except for Mr. Jones, all the persons named below are currently directors of the Corporation. The information appearing in the following table respecting the nominees for director has been furnished to the Corporation by the respective nominees.

                                                                                                        Board
                                                Positions and Offices      Director                   Committee
              NAME AND AGE                      with the Corporation         Since                   Membership
              ------------                      --------------------         -----                   ----------

Richard D. Jones, Jr., 53................        President and Chief           --                     --
                                                Operating Officer (1)
Laurence E. Hirsch, 53...................             None (2)                1985           Compensation*, Executive* &
                                                                                                    Stock Option*
David W. Quinn, 57.......................             None (3)                1994        Executive & Stock Option
Robert L. Clarke, 56.....................             None (4)                1994              Audit* & Compensation
Harold K. Work, 66.......................             None (5)                1994              Audit & Compensation

-------------
*Chairman of the Committee

    (1) Mr. Jones has served as President of the Corporation since January 1998 and as Chief Operating Officer since January 1990. Mr. Jones was Executive Vice President of the Corporation from January 1990 through December 1997. If Mr. Jones is elected as a director at the 1999 Annual Meeting of Stockholders, it is anticipated that the Board of Directors will appoint him to the Executive Committee.

    (2) Mr. Hirsch has served as a director of the Corporation since January 1994 and served as Chairman of the Board of Directors of the Corporation from January 1994 through December 1997. Mr. Hirsch has served as a director of Centex Corporation since 1985, as Chief Executive Officer of Centex Corporation since July 1988 and as Chairman of the Board of Centex Corporation since July 1991. He also served as President of Centex Corporation from March 1985 until July 1991. Mr. Hirsch also serves as an advisory director of Heidelberger Zement AG and is a trustee of Blackrock Assets Investors, a registered investment corporation.

    (3) Mr. Quinn has served as a director of the Corporation since January 1994. Mr. Quinn has served as a director of Centex Corporation since 1989, was elected Vice Chairman of the Board of Centex Corporation in May 1996, was Executive Vice President of Centex Corporation from February 1987 until May 1996 and Chief Financial Officer of Centex Corporation from February 1987 until June 1997 and from October 1997 to the present. Mr. Quinn served as a director and Chairman of the Board of Centex Corporation's former banking subsidiary, Texas Trust Savings Bank, FSB, from December 1988 to December 1994, and as Chief Executive Officer of Texas Trust Savings Bank, FSB from December 1988 to December 1993. Mr. Quinn is also a director of Elcor Corporation.

    (4) Mr. Clarke has served as a director of the Corporation since July 1994. Mr. Clarke has been a partner in the law firm of Bracewell & Patterson, L.L.P. from 1971 to December 1985 and since March 1992. From December 1985 to February 1992, he was Comptroller of the Currency of the United States. Mr. Clarke is also a director of First Investors Financial Services, Inc.

    (5) Mr. Work has served as a director of the Corporation since July 1994. Mr. Work has served as Director, President and Chief Executive Officer of Elk Corporation since 1979 and as Chairman of the Board, Chief Executive Officer and President of Elcor Corporation since August 1997. From 1993 until August 1997, Mr. Work served as Executive Vice President of Elcor Corporation, and from 1982 to 1993, Mr. Work served as Vice President of Elcor Corporation.

BOARD MEETINGS, FEES, COMMITTEES AND ATTENDANCE RECORDS

     During the Corporation's fiscal year ended March 31, 1999, the Board of Directors held four regularly scheduled meetings. During such fiscal year, each director attended all of the meetings of the Board and the Board committees on which he served.

     Board members who are not employees of the Corporation, Centex Corporation or any of their respective subsidiaries ("Outside Directors") received an annual retainer of $22,500 for fiscal year 1999. Outside Directors received an additional annual retainer of $1,000 for each committee on which they served. In addition, the Corporation reimburses the directors for reasonable expenses incurred in attending Board and Board committee meetings.

     The Board of Directors has an Audit Committee, composed of Outside Directors, which reviews the functions of the Corporation's management and independent auditors pertaining to the Corporation's financial statements and performs such other duties and functions as are deemed appropriate by the Audit Committee or the Board. During the last fiscal year, the Audit Committee held two meetings, which were both attended by all members. Audit Committee members are paid a fee of $1,000 per year.

     The Board has a Compensation Committee, composed of directors who are not employees of the Corporation or any of its subsidiaries, which recommends to the Board the base salaries and incentive bonuses of the officers of the Corporation. During the last fiscal year, the Compensation Committee held one meeting, which was attended by all members. Compensation Committee members who are Outside Directors are paid a fee of $1,000 per year.

     The Board has a Stock Option Committee, composed of directors who are not employees of the Corporation or any of its subsidiaries, which administers the Centex Construction Products, Inc. Amended and Restated Stock Option Plan. The Stock Option Committee is authorized to grant options to acquire Corporation Common Stock, and to grant awards of restricted stock. During the last fiscal year, the Stock Option Committee held two meetings, which were both attended by all members. Stock Option Committee members who are Outside Directors are paid a fee of $1,000 per year.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

MANAGEMENT

     The following table sets forth information as of June 8, 1999 with respect to the beneficial ownership of shares of Corporation Common Stock by each director, nominee for election to the Board of Directors and executive officer named in the Summary Compensation Table under "Executive Compensation," individually itemized, and by all directors and executive officers of the Corporation as a group. Except as otherwise indicated, all shares are owned directly and the owner has the sole voting and investment power with respect thereto.

                                                                               CORPORATION COMMON STOCK (1)
                                                                               ----------------------------
                                                                                NUMBER OF        PERCENT
NAME                                                                              SHARES         OF CLASS
----                                                                           ------------    ------------
Robert L. Clarke.....................................................               8,548           *

O. G. (Greg) Dagnan..................................................             119,310           *

Laurence E. Hirsch...................................................              10,000           *

H. David House.......................................................               5,114           *

Richard D. Jones, Jr.................................................              10,211           *

David W. Quinn.......................................................               2,000           *

Steven R. Rowley.....................................................              20,961           *

Harold K. Work.......................................................               5,548           *

Arthur R. Zunker, Jr.................................................              20,632           *

All directors and executive officers
  of the Corporation as a group (9 persons)..........................             202,324           *

-------------
*  less than 1%

    (1) Shares covered by stock options that are outstanding under the Centex Construction Products, Inc. Amended and Restated Stock Option Plan which are exercisable on June 8, 1999, or within 60 days thereafter, are included as "beneficially owned" pursuant to the rules and regulations of the Securities and Exchange Commission. Amounts include the following shares that may be acquired upon exercise of such stock options: Mr. Clarke -- 5,548 shares; Mr. Dagnan -- 98,229 shares (21,919 of these shares become exercisable upon Mr. Dagnan's retirement, which is anticipated to be effective on July 31, 1999); Mr. House -- 5,114 shares; Mr. Jones -- 8,220 shares; Mr. Rowley -- 20,114 shares; Mr. Work -- 5,548 shares; Mr. Zunker -- 15,764 shares; and all directors and executive officers of the Corporation as a group (9 persons) -- 158,537 shares. In addition, this table includes shares of Corporation Common Stock that may be beneficially owned as of March 31, 1999 by Messrs. Dagnan (2,481), House (0), Jones (1,991), Rowley
         (847), and Zunker (4,868), respectively, and 10,187 shares of Corporation Common Stock that may be beneficially owned as of March 31, 1999 by all directors and executive officers of the Corporation as a group (9 persons), pursuant to the Corporation Common Stock Fund of the Profit Sharing and Retirement Plan of Centex Construction Products, Inc., a defined contribution plan (the "Profit Sharing Plan"). Amounts shown for Mr. Hirsch and Mr. Quinn do not include 11,962,304 shares of Corporation Common Stock owned by Centex Corporation, which shares each of Mr. Hirsch and Mr. Quinn may be deemed to beneficially own indirectly because of their positions as directors and executive officers of Centex Corporation.

CERTAIN BENEFICIAL OWNERS

    The following table sets forth information as of June 8, 1999 with respect to the holders of shares of Corporation Common Stock who are known to the Corporation to be beneficial owners of more than five percent of such shares outstanding.

                                                  CENTEX CONSTRUCTION PRODUCTS, INC.
                                                              COMMON STOCK
                                                  ----------------------------------

NAME AND ADDRESS OF                                  NUMBER                PERCENT
BENEFICIAL HOLDER                                   OF SHARES              OF CLASS
-----------------                                   ---------              --------
Centex Corporation                                 11,962,304               61.49%
2728 N. Harwood Street
Dallas, Texas 75201-1516

                             EXECUTIVE COMPENSATION

    The following table sets forth the cash and noncash compensation awarded to or earned by the Chief Executive Officer of the Corporation and the other most highly compensated executive officers of the Corporation:

                           SUMMARY COMPENSATION TABLE


                                                                                             Long-Term
                                                                                           Compensation
                                                                                           ------------
                                                        Annual Compensation                   Awards
                                                 ---------------------------------         ------------
       NAME AND PRINCIPAL           Fiscal                                              Securities Underlying        ALL OTHER
            POSITION                 Year          Salary ($)        Bonus ($)(1)           Options/SARs (#)    COMPENSATION ($)(2)
-------------------------------    --------      ---------------------------------      ---------------------   -------------------

O. G. (GREG) DAGNAN,                 1999          $300,000             $430,605                60,000              $25,784
  Chairman of the Board and          1998           282,000              452,477                 --                  27,819
     Chief Executive Officer         1997           265,000              132,500                 --                  27,164

RICHARD D. JONES, JR.,               1999          $250,000             $352,310                45,000              $20,774
  President and Chief Operating      1998           229,375              316,733                 --                  22,459
     Officer                         1997           215,000              100,000                 --                  22,154

H. DAVID HOUSE, (3)                  1999          $164,600             $504,569                28,000              $11,716
  Executive Vice President--         1998           159,000              355,277                 --                   7,984
     Gypsum

STEVEN R. ROWLEY, (3)                1999          $130,000             $191,326                28,000               $9,563
  Executive Vice President--         1998           108,550              127,970                 --                  11,008
     Cement

ARTHUR R. ZUNKER, JR.,               1999          $153,800             $206,426                28,000              $11,608
  Senior Vice President--            1998           150,000              206,845                 --                  15,393
     Finance and Treasurer           1997           144,000               72,000                 --                  15,228

-------------

(1) Cash bonuses for services rendered in fiscal years 1999, 1998, and 1997 have been listed in the year earned, but were actually paid in the following fiscal year.

(2) Except as set forth below, the compensation reported in this column includes fully vested Corporation contributions to, and forfeitures allocated to, the account of the recipient under the Profit Sharing Plan. The compensation reported for fiscal years 1999, 1998, and 1997 also includes fully vested contributions accrued pursuant to the Supplemental Executive Retirement Plan of Centex Construction Products, Inc. (the "SERP"), an unfunded, non-qualified plan for certain executives of the Corporation (see "Report of Compensation Committee and Stock Option Committee on Executive Compensation"), in the following amounts: Mr. Dagnan $14,000, $11,600, and $11,500, respectively; and Mr. Jones -- $9,000, $6,250, and $6,500, respectively.

(3) Messrs. House and Rowley became executive officers of the Corporation in fiscal 1998.


                                              OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)
                                                                                                         POTENTIAL REALIZABLE VALUE
                                                                                                          AT ASSUMED ANNUAL RATES
                                                                                                               OF STOCK PRICE
                                                                                                                APPRECIATION
                                                 INDIVIDUAL GRANTS                                             FOR OPTION TERM
--------------------------------------------------------------------------------------------------       --------------------------
                               NUMBER OF           % OF TOTAL
                               SECURITIES          OPTIONS/SARS
                               UNDERLYING           GRANTED TO          EXERCISE
                              OPTIONS/SARS          EMPLOYEES            PRICE         EXPIRATION
           NAME               GRANTED (#)         IN FISCAL YEAR       ($/SH)(2)          DATE           5% ($)          10% ($)
-------------------------     ------------        --------------      -----------      ----------      ----------     -----------
O.G. (Greg) Dagnan                  60,000            16.5%           $   36.5625        4/01/08       $1,379,640     $3,496,284

Richard D. Jones, Jr.               45,000            12.4%               36.5625        4/01/08        1,034,730      2,622,213

H. David House                      28,000             7.7%               36.5625        4/01/08          643,832      1,631,599

Steven R. Rowley                    28,000             7.7%               36.5625        4/01/08          643,832      1,631,599

Arthur R. Zunker, Jr.               28,000             7.7%               36.5625        4/01/08          643,832      1,631,599

-----------

(1) Amounts set forth in the table reflect the number and value of shares and options only. The Corporation has issued no SARs.

(2) These performance-based options were granted at fair market value on the date of grant. Vesting of these options is described in "Long-Term Compensation" on page 10.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES (1)

                                                                       NUMBER OF SECURITIES
                                                                      UNDERLYING UNEXERCISED            VALUE OF IN-THE-MONEY
                                                                           OPTIONS/SARS                      OPTIONS/SARS
                                  SHARES                                  AT FY-END (#)                   AT FY-END ($) (3)
                               ACQUIRED ON           VALUE          --------------------------      -----------------------------
           NAME                EXERCISE (#)     REALIZED ($)(2)     EXERCISABLE UNEXERCISABLE       EXERCISABLE (4) UNEXERCISABLE
           ----                ------------     ---------------     ----------- --------------      --------------- -------------
O. G. (Greg) Dagnan                   --        $            --          76,310         49,040      $     1,702,034            --
Richard D. Jones, Jr.             16,900                510,954           8,220         36,780                   --            --
H. David House                    40,000              1,217,000           5,114         22,886                   --            --
Steven R. Rowley                      --                     --          20,114         22,886              431,943            --
Arthur R. Zunker, Jr.                 --                     --          15,764         22,886              311,969            --

(1) Amounts set forth in the table reflect the number and value of shares and options only. The Corporation has issued no SARs.

(2) Amounts include the following cash bonuses paid in connection with the exercise of stock options at the time of exercise: Mr. Jones -- $133,679; and Mr. House -- $302,000.

(3) Represents the difference between the closing price of the Corporation Common Stock on March 31, 1999 of $34.8125 per share and the exercise price of such options, and includes maximum cash bonuses payable in connection with the exercise of such options at the time of exercise described in footnote 4 below.

(4) Amounts include the following maximum cash bonuses payable in connection with the exercise of stock options at the time of exercise: Mr. Dagnan -- $211,237; Mr. Rowley -- $89,755; and Mr. Zunker -- $69,016.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     None of the Corporation's directors, officers or employees has any relationship requiring disclosure under Item 402(j) of Regulation S-K.

REPORT OF COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee provides advice and recommendations to the Board concerning the salaries and bonuses of the officers of the Corporation. The Board approves those salaries and bonuses. The Stock Option Committee administers the Centex Construction Products, Inc. Amended and Restated Stock Option Plan and is specifically authorized under such plan to grant options to officers and other key employees of the Corporation and its subsidiaries, subject to ratification by the Board. The Compensation Committee and the Stock Option Committee are comprised of three and two non-employee directors, respectively. This report describes the policies and principles that shape the structure of the Corporation's executive compensation program.

     The Corporation's executive compensation program is structured to achieve the following objectives:

     - to attract, retain and motivate highly qualified, energetic and talented executives;

     - to create an incentive to increase stockholder returns by establishing a direct and substantial link between individual compensation and certain financial measures that have a direct effect on stockholder values; and

     - to create substantial long-term compensation opportunities for individual executive officers based not only on long-term corporate performance but also on sustained long-term individual performance.

     To achieve its compensation objectives, the Corporation has structured an executive compensation program using a combination of short-term and long-term elements: (i) annual salary; (ii) annual bonus; and (iii) long-term incentive compensation in the form of stock options. In addition, the executive officers of the Corporation are eligible to receive other benefits such as medical benefits and profit sharing plan contributions that are generally available to employees of the Corporation and contributions under the Corporation's SERP that are accrued for the named executive officers and certain other officers of the Corporation and its subsidiaries.

     In structuring the specific components of executive compensation, the Corporation is guided by the following principles:

     - annual compensation should be set within reasonable ranges of the annual compensation for similar positions with similarly-sized and types of companies that engage in one or more of the businesses in which the Corporation engages;

     - bonus payments should vary with the Corporation's financial performance; and

     - a significant portion of compensation should be in the form of long-term incentive compensation that aligns the interests of executives with those of the stockholders and that creates rewards for long-term sustained Corporation performance and the achievement of the Corporation's strategic objectives.

     Base Salary

     The Compensation Committee is responsible for recommending at the beginning of each fiscal year the base salary levels for the five named executive officers. In developing salary compensation amounts for fiscal 1999, the Compensation Committee reviewed the salaries for similar positions in similarly-sized companies which engage in one or more of the principal businesses of the Corporation: the manufacture and sale of cement, gypsum wallboard and readymix concrete and aggregates. Included within the survey were those companies which comprise the peer group in the Comparative Cumulative Total Stockholder Return graph on page 11. The Compensation Committee confirmed that the base salaries of the named executives were consistent with its objective of setting base salaries within reasonable ranges for similar positions in competitive companies. In setting base salary levels, the Compensation Committee also considers the executive's experience level and potential for significant contributions to the Corporation's profitability. After completing its review and decision-making process, the Compensation Committee submitted its decision as to base salary levels to the entire Board of Directors, which confirmed the Compensation Committee's decision.

     Incentive Bonus

     The Compensation Committee is also responsible for developing recommendations for the incentive bonuses awarded to the named executives at the end of each fiscal year. The annual incentive bonus program for the executive officers has been structured to create financial incentives and rewards that are directly related to corporate performance during the fiscal year. In particular, the Compensation Committee weighs heavily certain financial measurements that are directly related to stockholder returns such as net earnings, earnings growth, return on net assets, return on equity and other factors. In fiscal 1998, the Compensation Committee restructured the annual incentive bonus program of the Corporation so that a percentage of potential earnings is designated for bonuses and, provided that established targets are achieved in the applicable fiscal year, such pool is divided, and bonuses are paid, among the employees participating in the plan. The amount of the bonus paid to an employee is based on the earnings of the division in which such employee is employed, the percentage of the pool designated for such employee and an objective assessment of such employee's achievement of his or her established performance goals.

     Long-term Compensation

     Consistent with the Corporation's effort to increase the proportion of management compensation which is tied to the Corporation's performance, the Compensation Committee in fiscal 1995 structured certain of its stock option programs to link the vesting of stock option grants to the achievement by the Corporation of certain specific performance targets during the ten years following the stock option grant. Beginning in fiscal 1999, under the terms of the stock options, the number of shares that "vest" or which become exercisable by the optionee depends upon the achievement of specific financial goals by the Corporation and, for a portion of such options, the passage of time after the achievement of such goals. These financial goals are tied to the Corporation's operating earnings and return on average net assets and are structured to reward the optionee for superior long-term operating performance of the Corporation. Failure to meet the specified goals results in those shares not "vesting" until the end of the ten-year term. The Compensation Committee believes that these programs properly align the interests of the Corporation's officers and managers with the interests of the stockholders by linking a majority of their long-term compensation with goals that have a direct and positive effect on stockholder value. Except for certain grants of stock options made in fiscal 1995 in connection with the Corporation's initial public offering, all of the stock options granted by the Corporation to its officers and key employees were granted under these performance programs.

     Commencing with fiscal year 1995, the Corporation's Board approved the SERP for certain employees participating in the Profit Sharing Plan. Pursuant to the Internal Revenue Code, the Internal Revenue Service sets a limit (currently $160,000) on the amount of annual compensation which may be considered in determining, for the account of an eligible participant, the Corporation's contribution to the Profit Sharing Plan. The SERP establishes balances for each participant in an amount equal to the additional contribution which he or she would have received under the Profit Sharing Plan had 100% of his or her annual salary been eligible for a profit-sharing contribution. Contributions accrued under the SERP for the benefit of the named executive officers vest under the same terms and conditions as the Profit Sharing Plan. Bonuses paid to participants are not included in making calculations for contributions made or accrued to recipients' accounts under either the Profit Sharing Plan or the SERP.

     CEO Compensation

     The Chief Executive Officer of the Corporation participates in the same compensation programs as the other executive officers with each component of his compensation determined by the Compensation Committee according to the same criteria. The base salary and incentive bonus of the Chief Executive Officer for fiscal 1999 were consistent with the Compensation Committee's salary range guidelines and objectives for all officers. The incentive bonus granted to the Chief Executive Officer for fiscal 1999 was determined in accordance with the restructured incentive bonus program.

  The Internal Revenue Service limits the deductibility for federal income tax purposes of certain executive compensation payments in excess of $1 million. The Corporation does not anticipate that any individual executive officer's compensation will be subject to this limitation in the current year or in the foreseeable future. The Compensation Committee will take appropriate action in the future as it determines to be advisable to minimize any future impacts of this limitation on the Corporation.

COMPENSATION COMMITTEE                       STOCK OPTION COMMITTEE
----------------------                       ----------------------

Laurence E. Hirsch, Chairman                 Laurence E. Hirsch, Chairman
Robert L. Clarke                             David W. Quinn
Harold K. Work

PERFORMANCE GRAPH

     The following graph compares the yearly change in the cumulative total stockholder return on the Corporation's Common Stock during the fiscal year ended March 31, 1999 with the S&P 500 Index and a peer group composed of companies with businesses in one or more of the Corporation's primary lines of businesses: cement, gypsum wallboard and concrete/aggregates. The companies comprising the peer group are weighted by their respective market capitalizations and include the following: Lafarge Corporation, Lone Star Industries, Inc., Medusa Corporation, Southdown, Inc. (Medusa Corporation and Southdown, Inc. merged in 1998) and USG Corporation. The comparison assumes $100 was invested on April 19, 1994 in the Corporation's Common Stock and in each of the S&P 500 Index and the peer group, and assumes reinvestment of dividends.

                COMPARATIVE CUMULATIVE TOTAL STOCKHOLDER RETURN


                         4/19/94    3/31/95    3/31/96    3/31/97    3/31/98    3/31/99
                         -------    -------    -------    -------    -------    -------

Centex Construction       $100        $ 90      $ 97       $131       $266       $256
Products, Inc.

S&P 500 Index             $100        $116      $154       $184       $272       $323

Peer Group                $100        $ 90      $103       $131       $232       $193


                                 [INSERT GRAPH]

SECTION 16(a) COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's directors and officers, and persons who beneficially own more than 10% of a registered class of the Corporation's equity securities, to file initial reports of ownership, reports of changes in ownership and annual reports of ownership with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Such persons are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file with the SEC.

     Based solely on its review of the copies of such forms received by it with respect to fiscal 1999, or written representations from certain reporting persons, the Corporation believes that its directors, officers and persons who beneficially own more than 10% of a registered class of the Corporation's equity securities have complied with all filing requirements required by
Section 16(a) for fiscal 1999 applicable to such persons.

                              CERTAIN TRANSACTIONS

     Centex Service Company ("CSC"), a subsidiary of Centex Corporation, provides the Corporation with employee benefit administration, legal, public/investor relations and certain other services. These services are provided by CSC pursuant to an Administrative Services Agreement which will expire on March 31, 2000, unless earlier terminated at the option of the Corporation. Commencing April 1, 1999, this agreement was amended to increase the annual payment for such services rendered for the remainder of the term of the agreement to $198,000. Messrs. Hirsch and Quinn, who are directors of the Corporation, are directors and executive officers of CSC.

     As a result of the Corporation's initial public offering, the Corporation is no longer included in Centex Corporation's consolidated federal tax return. Accordingly, approximately $34.3 million of deferred income taxes became payable by the Corporation to Centex Corporation pursuant to a Tax Separation Agreement entered into by the Corporation and Centex Corporation in connection with the Corporation's initial public offering in April 1994. During fiscal 1996, Centex refunded to the Corporation approximately $2.9 million of the payments made for these deferred taxes because of an overpayment on the returns filed with the applicable taxing authorities.

     The Corporation does not sell any of its products directly to Centex Corporation or to any of its affiliates. Certain of the Corporation's customers purchase readymix concrete and gypsum wallboard from the Corporation for resale to subsidiaries of Centex Corporation and others. Although the Corporation does not track the volume of such indirect sales to subsidiaries of Centex Corporation or to any of its affiliates, the Corporation believes that such sales account for less than 5% of its total sales volume.

     Robert L. Clarke, a director of the Corporation, is a partner in the law firm of Bracewell & Patterson, L.L.P., which law firm provides legal services to certain subsidiaries of the Corporation.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP acted as the Corporation's independent public accountants for the fiscal year ended March 31, 1999. The Corporation's independent public accountants are selected annually by the Board of Directors at its meeting held immediately following the annual meeting of stockholders. It is anticipated that the Board of Directors will select Arthur Andersen LLP as the Corporation's independent public accountants for the current year.

     Representatives of Arthur Andersen LLP are expected to be present at the meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

                             STOCKHOLDER PROPOSALS

     The Corporation's 2000 annual meeting of stockholders is scheduled to be held on July 20, 2000. In order to be considered for inclusion in the Corporation's proxy material for that meeting, stockholder proposals must be received at the Corporation's executive offices, addressed to the attention of the Secretary, not later than February 23, 2000.

                                   FORM 10-K

     STOCKHOLDERS ENTITLED TO VOTE AT THE MEETING MAY OBTAIN A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 1999, INCLUDING THE FINANCIAL STATEMENTS, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT CHARGE, UPON REQUEST TO CENTEX CONSTRUCTION PRODUCTS, INC., ATTENTION: RAYMOND G. SMERGE, SECRETARY, 3710 RAWLINS, SUITE 1600, LB 78, DALLAS, TEXAS 75219.


                                     By Order of the Board of Directors


                                              RAYMOND G. SMERGE
                                                  Secretary

Dallas, Texas
June 18, 1999

                       CENTEX CONSTRUCTION PRODUCTS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                 ANNUAL MEETING OF STOCKHOLDERS - JULY 15, 1999


The undersigned hereby appoints O. G. (Greg) Dagnan and Laurence E. Hirsch (acting unanimously or, if only one be present, by that one alone), and each of them, proxies, with full power of substitution to each, to vote, as specified on the reverse side, at the Annual Meeting of Stockholders of Centex Construction Products, Inc. to be held July 15, 1999, or any adjournment thereof, all shares of Common Stock of Centex Construction Products, Inc. registered in the name of the undersigned at the close of business on June 8, 1999.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE BALLOT ON THE REVERSE SIDE, BUT IF NO INSTRUCTIONS ARE INDICATED, THEN THIS PROXY WILL BE VOTED FOR ITEM 1. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM 2.

By execution of this proxy, you hereby acknowledge receipt herewith of Notice of Meeting and Proxy Statement dated June 18, 1999.


     READ, EXECUTE AND DATE REVERSE SIDE AND MAIL IN THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ALL THE                         Please mark
NOMINEES IN ITEM 1.                                                                                 your vote as [X]
                                                                                                    indicated in
                                                                                                    this example


1. Election of directors listed to the right.

     FOR all nominees         WITHHOLD            (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
   listed to the right        AUTHORITY           THE NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)
   (except as marked       to vote for all
    to the contrary).      nominees listed
                            to the right.         Robert L. Clarke, Laurence E. Hirsch, Richard D. Jones, Jr., David W. Quinn,
        [ ]                     [ ]               Harold K. Work

                                                  -------------------------------------------------------------------------------
                                                  THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.

2. In their discretion, on such other business as may properly be brought before the meeting or any adjournment thereof.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEM 1 AND, IN THE DISCRETION OF THE NAMED PROXIES, UPON SUCH OTHER
BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. BY EXECUTING THIS PROXY, THE UNDERSIGNED HEREBY
REVOKES PRIOR PROXIES RELATING TO THE MEETING.

                                                               Dated                                                        , 1999
                                                                    ---------------------------------------------------------

                                                                    ---------------------------------------------------------
                                                                                           Signature

                                                                    ---------------------------------------------------------
                                                                                           Signature

                                                                    NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title.

----------------------------------------------------------------------------------------------------------------------------------
                                            o FOLD AND DETACH HERE o